SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 6, 1999



                       United International Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                          0-21974                    84-1116217
 (State or other                    (Commission                (IRS Employer
 jurisdiction of                    File Number)               Identification #)
 incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

         On July 6, 1999, UnitedGlobalCom, d/b/a United International Holdings, Inc., (the "Company") closed an unregistered offering of 425,000 shares of its 7% Series C Senior Cumulative Convertible Preferred Stock (the "Series C Stock"), in the form of 8,500,000 Depositary Shares. Each Depositary Share represents 1/20th of a share of Series C Stock. The Series C Stock is convertible at any time in whole or in part into shares of the Company's Class A Common Stock. The Depositary Shares are convertible into shares of Class A
Common Stock at an initial conversion price of $84.30, subject to certain adjustments. The net proceeds to the Company were $382.5 million. In addition, the purchasers deposited $29.75 million into a securities account pursuant to which the purchasers will be entitled to quarterly payments in an amount equal to $0.8750 per Depositary Share commencing September 30, 1999 through June 30, 2000. The other terms of the Series C Stock are set forth in the Company's Certificate of Designations, a copy of which is attached hereto as an exhibit.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits

4.1       Certificate of Designations of the Series C Stock

10.1 Deposit Agreement, dated as of July 6, 1999, among the Company, Firstar Bank of Minnesota, N.A. ("Firstar"), as Depositary, and the holder from time to time of the Receipts.

10.2 Securities Account Agreement, dated as of July 6, 1999, between the Company and Firstar.



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



                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED INTERNATIONAL HOLDINGS, INC.



Date:    July 22, 1999                      By: /S/ Valerie L. Cover
                                                -------------------------------
                                                Valerie L. Cover
                                                Vice President and Controller
                                                (a Duly Authorized Officer and
                                                   Principal Financial Officer)




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